INTERVEST CORPORATION OF NEW YORK
                              10 Rockefeller Plaza
                                   Suite 1015
                          New York, New York 10020-1903


                                                                          , 2001
                                                                ----------

Sage, Rutty & Co., Inc.
1621 Jefferson Road
Rochester, New York 14623

Dear Sirs:

         Intervest Corporation of New York, a New York corporation (the "Company"), hereby confirms its agreement with you (sometimes herein called the "Underwriter") as follows:

         1.       Introductory
                  ------------
         The Company proposes to issue and offer, through the Underwriter acting as agent for the Company: $5,000,000 aggregate principal amount of its Series / /01 Subordinated Debentures in three maturities as follows:
        -- --
$1,000,000 with a maturity date of October 1, 2004, $2,000,000 with a maturity date of October 1, 2006 and $2,000,000 with a maturity date of October 1, 2008. All of the foregoing debentures are referred to as the "Debentures." If at least $4,000,000 of Debentures, without regard to maturity, are not sold within 90 days after the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission, all subscription documents and funds (together with any net interest thereon) will be returned to subscribers and the offering will terminate. The Debentures will be issued
pursuant  to the  provisions  of an  Indenture,  dated as of        ,  2001 (the
                                                              ------
"Indenture"), between the Company and The Bank of New York, as Trustee (the "Trustee"). The Debentures will be sold in denominations of $10,000 with a minimum purchase of $10,000, and are more fully described in the Prospectus referred to below. The Company hereby appoints the Underwriter as its exclusive agent to sell the Debentures, subject to the terms and provisions of this Agreement, on a "best efforts" basis with at least $4,000,000 of the Debentures, without regard to maturity, required to be sold within 90 days after the date the Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (the "Termination Date"). If at least $4,000,000 of the Debentures, without regard to maturity, are sold prior to the Termination Date, any remaining Debentures may continue to be sold until 120 days after the minimum amount has been sold.

         2.       Representations and Warranties of the Company
                  ---------------------------------------------

         The Company hereby represents and warrants to, and agrees with, the Underwriter as follows:

                  (a)      A registration statement on Form S-11  (File No. 333-

        )  (the  "Registration  Statement")  with  respect  to  the  Debentures,
--------
including the related Prospectus (the "Prospectus"), and any amendments thereto, copies of which have heretofore been delivered by the Company to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act") and the published rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and has been filed with the Commission under the Act. The Company may file on or prior to the Effective Date (as defined in Section 3(a)) additional amendments to said Registration Statement, including the final Prospectus.

                  (b) The Registration Statement and the Prospectus (other than the financial statements and other financial data and schedules which are or should be contained therein) conform as to form in all material respects to the requirements of the Act and the Rules and Regulations and do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and no event has occurred which should have been set forth in the Registration Statement or the Prospectus which has not been so set forth therein; provided, however, the Company makes no representation or warranty as to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

                  (c) Neither the Commission nor the "blue sky" or state securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus, the Registration Statement or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement or suspending the registration of the Debentures, nor have any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                  (d) The Company and each of the subsidiaries of the Company described in the Prospectus (the "Subsidiaries"), are corporations duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority to conduct its own business and own or lease its properties as described in the Prospectus, and is duly qualified and in good standing as a foreign corporation in each jurisdiction where the conduct of its business or its ownership or leasing of property requires it to be qualified, except where the failure so to qualify would not have a material adverse effect on the Company or the Subsidiaries.

                  (e) The authorized capital stock of the Company consists of 200 shares of common stock, no par value (the "Common Stock") and 100 shares of Class B Stock, no par value (the "Class B Stock"). There are 100 shares of Common stock and no shares of Class B Stock outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of Common Stock are owned by Intervest Bancshares
Corporation, a Delaware corporation. The Company owns all of the outstanding shares of the Subsidiaries, free and clear of any liens or encumbrances and all such shares are duly authorized, validly issued, fully paid and nonassessable.

                  (f) The financial statements of the Company together with related schedules and notes as set forth in the Registration Statement and the Prospectus fairly present the financial condition of the Company and the results of its operations and the changes in its financial position as of the dates and for the periods therein specified and such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved.

                  (g) Except as reflected in or contemplated by the Registration Statement or the Prospectus, since the date as of which information is given in the Registration Statement or the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, of the Company or the Subsidiaries. Since the date as of which information is given in the Registration Statement or the Prospectus, neither the Company nor the Subsidiaries have entered into any transaction, other than transactions in the ordinary course of business.

                  (h) There are no actions, suits or proceedings pending, or to the knowledge of the Company threatened, against or with respect to the Company or its business or assets, or the Subsidiaries, or their business or assets, at law or in equity, or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, in which an adverse decision might have a material adverse effect on the business or assets of the Company or the business or assets of the Subsidiaries.

                  (i) The Company and the Subsidiaries have good title to all properties and assets which the Prospectus indicates are owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances and mortgages (except as may be described in the Prospectus or such as in the aggregate will not have a material adverse effect upon the business or assets of the Company or the Subsidiaries).

                  (j) The Company and the Subsidiaries are not in default in any material respect under, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default under, any contract, agreement, instrument, lease or license to which the Company or the Subsidiaries is a party or by which any of them are bound, except as may be properly described in the Prospectus or such as in the aggregate will not have a material adverse effect on the business or assets of the Company or on the business or assets of the Subsidiaries. The Company and the Subsidiaries are not in violation of their certificates of incorporation or bylaws.

                  (k) The Company has all requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and the Indenture, and to issue, sell and deliver the Debentures in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery and performance by the Company of this
Agreement and the Indenture, and the issuance, sale and delivery of the Debentures. This Agreement has been duly authorized, executed and delivered by the Company, is the legal, valid and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws, court decisions or public policy. The Indenture has been duly authorized by the Company and, when the Indenture has been executed and delivered, will constitute the legal, valid and binding obligation of the Company, and will be enforceable as to the Company in accordance with its terms. The Debentures have been duly authorized by the Company and, when the Debentures have been executed and authenticated in the manner set forth in the Indenture and issued, sold and delivered against payment therefor in accordance with this Agreement, will constitute the legal, valid and binding obligations of the Company, will be enforceable as to the Company in accordance with their terms and the terms of the Indenture and the holders of the Debentures will be entitled to the benefits provided by the Indenture. The Debentures and the Indenture conform to the description thereof in the section entitled "DESCRIPTION OF DEBENTURES" in the Prospectus. The enforceability of this Agreement, the Indenture, and the Debentures is subject in each case to (i) applicable bankruptcy, moratorium, insolvency, reorganization and similar laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

                  (l) No consent, authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required for the execution, delivery or performance by the Company of this Agreement or the Indenture, or the execution, authentication, issuance, sale or delivery of the Debentures (except (i) registration under the Act and (ii) registration or qualification under "blue sky" or state securities laws).

                  (m) No consent of any party to any contract, agreement, instrument, lease or license to which the Company or its Subsidiaries is a party, or to which any of the Company's or its Subsidiaries' properties or assets are subject, is required for the execution, delivery or performance of this Agreement, the Indenture, or the execution, authentication, issuance, sale and delivery of the Debentures; and the execution, delivery and performance of


                                       3
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this Agreement and the Indenture, and the execution,  authentication,  issuance, sale and delivery of the Debentures, will not violate, result in a material breach of, conflict with or (with or without the giving of notice or the passage of time or both) result in a default under any such contract, agreement, instrument, lease or license, or violate the certificate of incorporation or bylaws of the Company or the Subsidiaries, or violate or conflict with any law, rule, regulation, order, judgment or decree binding on the Company or its Subsidiaries or to which any of the Company's or the Subsidiaries' properties or assets are subject or result in the creation or imposition of any lien, charge or encumbrance upon any assets of the Company or its Subsidiaries pursuant to the terms of any contract, agreement, instrument, lease or license to which the Company or its Subsidiaries is a party or to which any of their properties or assets are subject.

                  (n) The Company knows of no outstanding claims for services in the nature of a finder's fee or origination fee with respect to the sale of the Debentures hereunder resulting from its acts for which the Underwriter may be responsible.

                  (o) The Company and the Subsidiaries have filed all federal and state tax returns which were required to be filed by them and have paid all taxes shown on such returns and all assessments received by them, to the extent such taxes or returns have become due (after giving effect to applicable grace periods or extensions, if any).

         3.       Employment of Underwriter
                  -------------------------

                  (a) Subject to the terms and conditions herein set forth, the effective date of this Agreement commences on the effective date under the Act of the Registration Statement (the "Effective Date"), and the Company hereby appoints the Underwriter as its exclusive agent as of the Effective Date, for the purpose of offering the Debentures as provided in this Agreement on a "best efforts" basis with at least $4,000,000 of the Debentures required to be sold within 90 days after the Effective Date if any Debentures are sold. The Underwriter agrees to use its best efforts to sell the Debentures as agent for the Company. It is understood and agreed that there is no firm commitment on the part of the Underwriter to purchase any of the Debentures.

                  (b) The Underwriter will offer the Debentures hereunder at a price of $10,000 per Debenture. The Underwriter will be entitled to a commission of three percent (3%) of the purchase price of each Debenture maturing October 1, 2004, five percent (5%) of the purchase price of each Debenture maturing October 1, 2006, and seven percent (7%) of each Debenture maturing October 1, 2008, in each case sold in the offering by the Underwriter or any of its selected dealers. In addition, the Company will pay the Underwriter a fee in an amount equal to one-half of one percent (1/2%) of the aggregate gross amount of Debentures maturing October 1, 2004 and one percent (1%) of the aggregate gross amount of Debentures maturing October 1, 2006 and October 1, 2008, in each case sold in the offering, such fee to be paid upon completion of the offering. The Underwriter shall have the right to associate with other dealers selected by the Underwriter who are members of the National Association of Securities Dealers, Inc., pursuant to a written Selected Dealer Agreement, and to offer a part of the Debentures to such selected dealers for sale by them at the offering price. In no event shall sales be made to accounts over which the Underwriter or any dealer may exercise discretionary authority without the written approval of the customer and the Underwriter prior to the execution of any order, and the Selected Dealer Agreement will include provisions so as to assure compliance with this restriction. The Selected Dealer Agreement will provide that if a Debenture is sold through any such selected dealer, the Underwriter will allow to such selected dealer the entire commission paid by the Company for such Debenture. If a Debenture is sold directly by the Underwriter, the Underwriter will retain the entire commission paid by the Company for such Debenture. The Underwriter shall take such steps as it deems appropriate to assure that purchasers of Debentures meet the suitability standards set forth in the Prospectus or otherwise imposed by the Company and


                                       4
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will  maintain  for a  period  of at  least  four  (4)  years  a  record  of the information obtained to indicate that such standards have been met.

                  (c) The obligation of the Underwriter to offer the Debentures is subject to receipt by the Underwriter of a copy of written advice from the Commission that the Registration Statement is effective. It is also subject to the Debentures being qualified for offering under applicable state securities laws.

                  (d) (i) A special interest-bearing account (the "Escrow Account"') will be opened and maintained at M&T Bank (the "Bank") in Rochester, New York, for the purpose of holding subscription funds in escrow until the First Closing Date (as hereinafter defined). The title of the Escrow Account will be "Intervest Corporation of New York Escrow Account". All subscription funds shall be in the form of wire transfers of immediately available funds, or checks, and all checks should be made payable to "M&T Bank, as Escrow Agent for Intervest Corporation of New York." After the First Closing Date all checks for subscriptions of Debentures shall be made payable to "Intervest Corporation of New York", the Company. The Company, the Underwriter and the Bank will, prior to the beginning of the offering of the Debentures, enter into an escrow agreement with respect to the Escrow Account in form satisfactory to the parties. The parties hereto agree to faithfully perform their obligations under such escrow agreement. Except to the extent that interest earned on the funds in the Escrow Account may be applied to pay escrow expenses in the event the offering is terminated prior to the First Closing Date, all costs, expenses, and charges incurred in connection with the Escrow Account shall be paid by the Company.

                           (ii)     Until  the  First  Closing  Date  all  funds
received from subscribers by any selected dealer shall be promptly transmitted to the Bank (for deposit in the Escrow Account), but in any event such funds shall be so transmitted by noon of the next business day following the day such funds are received from the subscriber by the selected dealer. The Underwriter shall promptly transmit to the Bank all funds received by it from subscribers for deposit in the Escrow Account in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended, but in any event such funds shall be so transmitted for deposit by noon of the next business day following the day such funds are received. After the First Closing Date all funds received from subscribers by any selected dealer shall be promptly transmitted to the Underwriter for distribution to the Company, but in any event such funds shall be transmitted by noon of the next business day following the day such funds are received by the selected dealer.

                           (iii)    The  first closing of the offering will take
place at the offices of counsel to the Company on a date (the "First Closing Date") which is within ten business days after the date on which acceptable subscriptions have been received in cleared, collected funds for at least $4,000,000 of Debentures.

                           (iv)     On  the  First  Closing Date the Underwriter
will cause the Bank to distribute the funds on deposit in the Escrow Account to the Company, selected dealers and the Underwriter, as their interests may appear. The Underwriter will be entitled to cause the Bank to distribute to the Underwriter from the Escrow Account an amount sufficient to pay all of the commissions on the Debentures sold to which the Underwriter and selected dealers are entitled under the provisions of Section 3(b) hereof. Debentures may continue to be offered and sold for up to 120 days after the First Closing Date. After the First Closing Date, the Underwriter will distribute the checks for subscriptions of Debentures directly to the Company within one business day of receipt by the Underwriter. The Company shall, not less frequently than twice in each calendar month, remit to the Underwriter commissions on the Debentures sold to which the Underwriter and selected dealers are entitled under the provisions of Section 3(b) hereof.


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                           (v)      In  the  event  the offering pursuant to the
Prospectus is terminated prior to the First Closing Date for any reason whatsoever, the Underwriter shall promptly cause the Bank to refund to the subscribers of the Debentures all funds which have been received from them by the Underwriter. Interest earned on funds in the Escrow Account shall be applied to pay escrow expenses, with the balance of interest, if any, to be paid to subscribers in proportion to the amount of funds paid by each subscriber on subscription and without regard to the date when such subscription funds were paid by the subscriber.

                  (e) In the event the offering is terminated prior to the First Closing Date, this Agreement shall terminate, and upon the payments and refunds to subscribers being made as provided in Section 3(d)(v), neither party hereto shall have any further liability to the other hereunder.

                  (f) The Company shall pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the fees and expenses of the Company's counsel and accountants, registration fees, the costs and expenses incident to the preparation, printing and shipping of the Registration Statement, each preliminary prospectus, if any, the final Prospectus and all amendments and supplements thereto and this Agreement and related documents, filing fees required to be paid to the National Association of Securities Dealers, Inc., the costs incurred in connection with the qualification of the Debentures under applicable state securities laws and the fee of Underwriter's legal counsel. The Underwriter shall pay all other costs incurred or to be incurred by it, or by its personnel, in connection with the offering of the Debentures.

         4.       Covenants of the Company
                  ------------------------

                  (a) The Company will furnish to the Underwriter, without charge, as soon as the Registration Statement or any amendment thereto becomes effective or a supplement is filed, two signed copies of the Registration Statement and each amendment thereto, including all financial statements and exhibits, and two copies of any supplement thereto. The Company will also furnish to the Underwriter such number of conformed copies of the Registration Statement and of each amendment thereto, including all financial statements but excluding exhibits, and of each supplement thereto, and of the Indenture as the Underwriter may reasonably request.

                  (b) The Company will furnish to the Underwriter as soon as possible after the Effective Date and thereafter during the period required by law for the Prospectus to be delivered in connection with sales of the Debentures, as many copies of the Prospectus (and of any amended or supplemented Prospectus) as the Underwriter may reasonably request. If during such period any event occurs as a result of which the Registration Statement or the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances in which they were made, not misleading, or it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Rules and Regulations, the Company will forthwith notify the Underwriter thereof and prepare and furnish to the Underwriter and dealers selected by the Underwriter, in such quantity as the Underwriter and such dealers may reasonably request, an amendment or supplement which will correct such statement or omission or cause the Registration Statement and the Prospectus to comply with the Act and the Rules and Regulations. The Company will not at any time prior to the expiration of such period, whether before or after the Effective Date, file any amendment to the Registration Statement of which the Underwriter will not have been advised and furnished with a copy, or which is not in compliance with the Act and the Rules and Regulations.

                  (c) The Company will use its best efforts to cause the Registration Statement to become effective and will promptly advise the Underwriter and will confirm such advice in writing, of the following:

(i) when the Registration Statement or any post-effective amendment thereto shall have become effective, and when any amendment of or supplement to the Prospectus is filed with the Commission; (ii) when the Commission shall make a request or suggestion for any amendment to the Registration Statement or the Prospectus or for additional information and the nature and substance thereof; and (iii) the issuance by the Commission of a stop order suspending the effectiveness of the Registration Statement or the suspension of the qualification of the Debentures for sale in any jurisdiction, or of the initiation of any proceeding for that purpose.

                  (d) The Company will take all action necessary to permit the offering of the Debentures as contemplated hereby under the "blue sky" or securities laws of the states in which it determines that Debentures shall be sold; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any state in any action other than one arising out of the offering or sale of the Debentures. The Company shall furnish the Underwriter with written notice as to the states in which the Debentures are to be offered, together with such reasonable documentation as may be requested by the Underwriter to establish that the Debentures have been duly registered for offer and sale in those states or are exempt from the registration requirements of such states, including, among other things, "blue sky" memoranda or surveys prepared by the Company's counsel with respect to those states in which the Company has determined that the Debentures are to be offered. Notwithstanding the foregoing, nothing in this agreement shall be construed as obligating the Underwriter or any selected dealers engaged in the offering of the Debentures to offer Debentures in any states in which the Underwriter or selected dealer, as the case may be, is not registered as a broker-dealer.

                  (e) The Company will make generally available (within the meaning of Section 11(a) of the Act and the Rules and Regulations) to its security holders, within 120 days of the first day of the fiscal year of the Company, an earnings statement of the Company (which will be in reasonable detail and will comply with the requirements of Section 11 (a) of the Act, but need not be audited) covering the prior fiscal year of the Company, commencing with the fiscal year of the Company during which this Agreement is executed.

                  (f) For a period of five years after the termination of the Offering, the Company will furnish the Underwriter without charge, within 90 days after the end of each fiscal year, a copy of its financial statements certified by independent certified public accountants.

                  (g) The Company will apply the net proceeds received by it from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

                  (h)      The Company will furnish to the Underwriter as  early

as practicable prior to the First Closing Date, but no less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 5(f).

                  (i) The Company will comply with all registration, filing, and reporting requirements of the Securities Exchange Act of 1934, which may from time to time be applicable to the Company, and, for a period of three years after the termination of the Offering, the Company will furnish the Underwriter, without charge, with copies of all filings made with the Commission pursuant to the Securities Exchange Act of 1934.

                  (j) The Company will comply with all provisions of all undertakings contained in the Registration Statement.

                  (k)      Offers  and  sales of Debentures by the Company shall

only be made by persons who meet the safe harbor provisions of Rule 3a4-1 under the Securities Exchange Act of 1934.

         5.       Conditions of Underwriter's Obligations
                  ---------------------------------------

         The obligations of the Underwriter as provided herein shall be subject to the continuing accuracy of the representations and warranties of the Company herein contained as of the date hereof and through and including the date of termination of the offering, to the performance by the Company of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Registration Statement shall have become effective at the time of any sale of Debentures hereunder, no Stop Order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or be pending.

                  (b) The Company shall not have sustained after the date hereof any material loss or interference with its business from any calamity, whether or not covered by insurance, which in your reasonable judgment makes it impracticable or inadvisable to sell the Debentures as contemplated hereby.

                  (c)      All  corporate  proceedings  and  related  matters in
connection with the organization of the Company and the registration, authorization, issuance, sale and delivery of the Debentures, and in connection with this Agreement, shall be reasonably satisfactory to you and you shall have been furnished with such papers and information as you may reasonably have requested in this connection.

                  (d) Between the date hereof and the First Closing Date, there shall have been no litigation instituted or threatened against the Company and there shall have been no proceeding instituted or threatened against the Company before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the business, operations or financial condition or income of the Company.

                  (e) At the time of the execution of this Agreement, and at the First Closing Date, counsel for the Company shall provide to the Underwriter its written opinion, in form and substance satisfactory to counsel for the Underwriter, with respect to the following matters:

                           (i)       The matters set forth in Paragraph 2(d).

                           (ii)      The matters set forth in Paragraph 2(e).

                           (iii)     The matters set forth in Paragraph 2(k).

                           (iv)      To  the  best  of  counsel's knowledge, the
matters set forth in Paragraphs 2(l) and (m).


                           (v)       To  the  best  of  counsel's knowledge, the
matters set forth in paragraph 2(h).

                           (vi)      That the Registration Statement has  become
effective and to the best of counsel's knowledge, the matters set forth in Paragraph 2(c).

                           (vii)     The matters set forth in paragraph 2(b).

                           (viii)    To the best of  counsel's  knowledge, there
are no contracts, agreements, or other understandings required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not so described or filed.

                  (f) At the First Closing Date, Richard A. Eisner & Company shall have furnished a letter addressed to you and dated as of the date it is required to be delivered in form and substance reasonably satisfactory to you, to the effect that: (i) with respect to the Company they are, and during the period covered by their reports included in the Registration Statement and the Prospectus they were, independent public accountants within the meaning of the Act and the Rules and Regulations, and the response to Item 509 of Regulation S-K as reflected by the Registration Statement is correct insofar as it relates to them; (ii) in their opinion, the financial statements of the Company examined by them at all dates and for all periods referred to in their opinion and included in the Registration Statement and Prospectus, comply in all material respects with the applicable accounting requirements of the Act and Rules and Regulations; (iii) on the basis of certain indicated procedures (but not an examination in accordance with generally accepted accounting principles), including, but not limited to, a reading of the latest available interim unaudited financial statements of the Company, whether or not appearing in the Prospectus, inquiries of the officers of the Company or other persons responsible for its financial and accounting matters and a reading of the minute book of the Company, nothing has come to their attention which would cause them to believe that (A) there has been any change in the capital stock or other securities of the Company or any payment or declaration of any dividend or other distribution in respect thereof or exchange therefor from that shown on its audited balance sheets or a change in the debt of the Company from that shown or contemplated under "Capitalization" in the Registration Statement other than as set forth in or contemplated by the Registration Statement, (B) there has been any material adverse change in the financial condition of the Company except as set forth in or contemplated by the Registration Statement, or (C) the unaudited financial statements and schedules of the Company included in the Registration Statement and Prospectus do not comply in form in all material respects with the applicable accounting requirements of the Act and Rules and Regulations, or are not fairly presented in conformity with generally accepted accounting principles applied on a consistent basis; and (iv) they have compared specific numerical data and financial information pertaining to the Company set forth in the Registration Statement and Prospectus, which have been specified by the Underwriter prior to the date of this Agreement, to the extent that such data and information may be derived from the general accounting records of the Company, and found them to be in agreement.

                  (g) The Company shall have furnished or caused to be furnished to you a certificate by the President of the Company, dated as of the First Closing Date and at the termination of the offering, to the effect that
(i) the representations and warranties of the Company herein are true and correct as of each such date, and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to each such date; (ii) the Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued and to the best knowledge of the signer, no proceeding for that purpose has been initiated or threatened by the Commission; and (iii) except as set forth in the Registration Statement and Prospectus, since the respective dates as of which and the periods for which information is given in the Registration Statement and Prospectus and prior to the date of such certificate (A) there has not been any substantial adverse change, financial or otherwise, in the affairs or condition of the Company or the Subsidiaries and
(B) neither the Company nor the Subsidiaries have incurred any liabilities, direct or contingent, or entered into any transactions, otherwise than in the ordinary course of business.

         6.       Indemnification
                  ---------------

                  (a) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expense and counsel fees reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), and any and all amounts paid in settlement of any claim or litigation, arising out of, based upon or in connection with (i) any untrue or alleged untrue statement of a material fact contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) or (B) any application or other document (in this Section 6(a) called "application") executed by or on behalf of the
Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Debentures under the "blue sky" or securities laws thereof; (ii) the omission or alleged omission from any preliminary prospectus, the Registration Statement, the Prospectus (as from time to time amended and supplemented) or any application of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to you by or on behalf of you expressly for use in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or in any application, as the case may be; or (iii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. This indemnity shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company.

                  If any action is brought against you or any of your officers, directors, partners, employees, agents or counsel, or any controlling persons of you (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 6(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action, in either of which events such fees and expenses shall be borne by the Company and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Debentures, any preliminary prospectus, the Registration Statement, the Prospectus, any amendment or supplement thereto or any application. With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, any preliminary prospectus or the Prospectus, the indemnity agreement contained in this Section 6(a) with respect to such preliminary prospectus or Prospectus, to the extent it is based on the claim of a person who purchased Debentures directly from you, shall not inure to your benefit (or, to the benefit of any of your officers, directors, partners, employees, agents or counsel, or any person controlling you), if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) which shall have been furnished to you prior to the time you sent written confirmation of such sale to such person does not contain such statement, alleged statement, omission or alleged omission and a copy of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) shall not have been sent or given to such person and such person shall not otherwise have received a copy thereof at or prior to the time of the written confirmation of such sale to such person.

                  (b)      You agree  to indemnify and hold harmless the Company
and each of the officers and directors of the Company and each other person, if any, who controls the Company within the meaning of Section 15 of the Act against any and all such losses, liabilities, claims, damages and expenses as are indemnified by the Company under Section 6(a) above, provided, however, that such indemnification by you hereunder shall only be with respect to statements or omissions, if any, made in any preliminary prospectus, the Registration Statement, the Prospectus, any amendment or supplement thereof or any application, in reliance upon, and in conformity with, written information furnished by or on behalf of you expressly for use in any preliminary prospectus, the Registration Statement, the Prospectus, any amendment or supplement thereof or in any of said applications. In case any action shall be brought against the Company or any other person so indemnified based on any preliminary prospectus, the Registration Statement, the Prospectus, any amendment or supplement thereof or any such application and in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to you by the provisions of Section 6(a) above.

         7.       Underwriter's Representations and Warranties
                  --------------------------------------------
                  (a) The Underwriter represents and warrants to and agrees with the Company that: (i) the Underwriter is a corporation duly organized, validly existing and in good standing under the laws of the State of New York;
(ii) it is duly authorized to execute this Agreement and to perform its duties hereunder, and the execution and delivery by it of this Agreement and the consummation of the transactions herein contemplated will not result in any violation of, be in conflict with or constitute a default under, any agreement or instrument to which the Underwriter is a party or by which it is bound, or any judgment, decree, order, or, to its knowledge, any statute, rule or regulation applicable to it; (iii) the Underwriter is registered as a broker/dealer with the Commission and is registered as a broker/dealer in all states in which it conducts business and is a member in good standing of the National Association of Securities Dealers, Inc.; and (iv) there is not now pending or threatened against the Underwriter any action or proceeding of which it has been advised, in any court of competent jurisdiction or before the Commission or any state securities commission concerning its activities as a broker/dealer, which would materially impair the Underwriter's ability to act as such pursuant to this Agreement.

                  (b) The Underwriter will deliver a certificate dated as of the First Closing Date and at the termination of the offering, and signed by the president of the Underwriter stating that the representations of the Underwriter set forth herein are true and correct in all material respects as of each such date.

                  (c) The Underwriter covenants that promptly after the First Closing Date, and until such time as the earlier of: $5,000,000 in Debentures are sold, or the offering is terminated pursuant to Section 8 hereof, it will supply the Company with such information as the Company may reasonably request to be supplied to the securities commissions of such states in which the Debentures have been qualified for sale.

         8.       Effectiveness and Termination
                  -----------------------------
                  (a) This Agreement shall become effective at 9:00 A.M. on the first full business day after the Effective Date unless prior to such time you shall have received notice from the Company that it elects that this Agreement shall not become effective.

                  (b) This Agreement may be terminated by you by written notice to the Company in the event that the Company shall have failed or been unable to comply with any of the terms, conditions or provisions of this Agreement on the part of the Company to be performed, complied with or fulfilled within the respective times herein provided for, unless compliance therewith or performance or satisfaction thereof shall have been expressly waived by you in writing.

                  (c) This Agreement may be terminated by you by written notice to the Company if you believe in your reasonable judgment that a material adverse change has occurred in the management of the Company, that a material adverse change has occurred in the financial condition or obligations of the Company, or if the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as, in your reasonable judgment, may interfere materially with the conduct of the Company's business and operations regardless of whether or not such loss shall have been insured.

                  (d) This Agreement may be terminated by you by written notice to the Company at any time if, in your reasonable judgment, the payment for and delivery of the Debentures is rendered impracticable or inadvisable because (i) additional material governmental restrictions not in force and effect on the date hereof shall have been imposed upon the registration and/or sale of securities generally, or (ii) there shall be a material outbreak of hostilities or a material escalation of existing hostilities between the United States and any foreign power or a formal declaration of war by the United States shall have occurred, or (iii) substantial and material changes in the condition of the market (either generally or with reference to the sale of the Debentures to be offered hereby) beyond normal fluctuations are such that it would be undesirable, impracticable or inadvisable in your reasonable judgment to proceed with this Agreement or with the offering of the Debentures.

                  (e) This Agreement may be terminated by either party by written notice to the other at any time before it becomes effective as hereinabove provided.

                  (f) In the event, at any time prior to the First Closing Date, any action or proceeding shall be instituted or threatened against you in any court of competent jurisdiction, before the Commission or any state securities commission or in any court pursuant to any federal, state, local or municipal statute, concerning your activities as a broker or dealer that would materially impair your ability to act as Underwriter pursuant to this Agreement, or a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of your assets is filed or if you make a assignment for the benefit of creditors, the Company shall have the right on three days' written notice to you to terminate this Agreement without any liability to you of any kind.

                  (g) This Agreement shall terminate if at least $4,000,000 of the Debentures, without regard to maturity, are not sold within 90 days after the date the Registration Statement is declared effective by the Commission.

                  (h)      Any  termination  of  this Agreement pursuant to this
Section 8 shall be without liability (including, but not limited to, loss of anticipated profits or consequential damages) on the part of any party hereto, except that the Company shall nevertheless be obligated to pay to the Underwriter its accountable out-of-pocket expenses pursuant to Paragraph 3(f), unless the Agreement is terminated pursuant to Section 8(f), and further provided that Paragraph 9(b) shall survive the termination of this Agreement.

         9.      Miscellaneous
                 -------------
                  (a) Whenever notice is required by the provisions of this Agreement to be given to the parties hereto, such notice shall be in writing and shall be sent by certified or registered mail, return receipt requested, postage prepaid, and shall be deemed delivered two days after mailing, and shall be addressed to the party to whom such notice is directed at the address set forth above or at such other address as a party has designated by like notice.

                  (b) The respective indemnities, agreements, representations, warranties and other statements of you and the Company hereunder, as set forth in this Agreement or made pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of you, the Company, or any officers, directors or controlling person of you or the Company, and shall survive delivery of and payment for the Debentures.

                  (c) This Agreement shall be binding upon and inure solely to the benefit of you and the Company and, to the extent provided in Section 6 hereof, the officers and directors of the Company and any person who controls you, the Company and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Debentures shall be construed a successor or assign by reason merely of such purchase.

                  (d) This Agreement shall be construed and governed by the laws of the State of New York. This Agreement cannot be changed or terminated orally.

                  (e) This Agreement may be executed in any number of counterparts, each of which may be deemed an original and all of which together will constitute one and the same instrument.

         Please confirm that the foregoing sets forth the Agreement between you and the Company by signing and returning to us the enclosed copy of this letter.


                                          Very truly yours,

                                          INTERVEST CORPORATION OF NEW YORK

                                          By:
                                              ----------------------------------
                                          Name:
                                          Title:


WE HEREBY CONFIRM AS OF THE DATE
HEREOF THAT THE ABOVE LETTER SETS
FORTH THE AGREEMENT BETWEEN THE
COMPANY AND UNDERSIGNED.

SAGE, RUTTY & CO., INC.

By:
    ------------------------------
Name:
Title: